Exhibit 99.1

OriginClear Announces Close To Six Times Revenue Increase in 2015

Progressive Water Treatment Acquisition in Q4 Increases total 2015 revenue to about $1 Million.

Los Angeles, CA – April 5, 2016 – OriginClear, Inc. (OTC/QB: OOIL), a leading provider of water treatment solutions, today announced that its annual 10-K filing revealed that overall revenue had increased by nearly six times, year over year, to $954,470 (from $166,195). The fourth quarter contribution from its October 1, 2015 acquisition, Progressive Water Treatment (PWT), was $773,699.

PWT generated revenue of $5,335,506 of which $4,831,788 was recognized in 2015, with the balance of $503,718 expected to be recognized in 2016.

While most of the good news came from PWT in 2015, the OriginClear Technologies division did well too, securing a joint venture licensing agreement totaling $1,000,000, of which $150,000 was received in 2015 (but not yet recognized) with an $850,000 balance expected in the first half of 2016.

“We feel we are at a turning point in the company,” said Riggs Eckelberry, OriginClear CEO. “Not only did our technology division begin to generate income, the division expects to be self-sustaining in 2016. And we are very happy that our acquisition policy is already generating tangible revenues.”

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About OriginClear, Inc.

OriginClear is a leading provider of water treatment solutions and the developer of a breakthrough water cleanup technology serving the rapidly growing $500 billion world market. Through its wholly owned subsidiaries, OriginClear provides systems and services to treat water in a wide range of industries, such as municipal, pharmaceutical, semiconductors, industrial, and oil & gas. To rapidly grow this segment of the business, we strategically acquire profitable and well-managed water treatment companies, which allow us to expand our global market presence and technical expertise. To enable a new era of clean and socially responsible water treatment solutions, we invented Electro Water Separation™, a breakthrough high-speed water cleanup technology using multi-stage electrolysis, that we license worldwide to water treatment equipment manufacturers. Water is our most valuable resource, and the mission of the “Family of OriginClear Companies” is to improve the quality of water and help return it to its original and clear condition. To learn more about OriginClear®, please visit our website at www.originclear.com.

OriginClear Safe Harbor Statement:

Matters discussed in this release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this update, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with our history of losses and our need to raise additional financing, the acceptance of our products and technology in the marketplace, our ability to demonstrate the commercial viability of our products and technology and our need to increase the size of our organization. Further information on the Company's risk factors is contained in the Company's quarterly and annual reports as filed with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Press Contact:

Antenna Group

Carlie Guilfoile

415-977-1953

OriginClear@antennagroup.com

Investor Relations OriginClear:

Tom Becker

Toll-free: 877-999-OOIL (6645) Ext. 3

International: +1-323-939-6645 Ext. 3

Fax: 323-315-2301

ir@OriginClear.com

www.OriginClear.com

Abstract:

OriginClear announces close to six times revenue increase in 2015; Progressive Water Treatment acquisition in Q4 increases total 2015 revenue to about $1 Million.

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